Third Quarter 2016 Earnings Presentation October 27, 2016

Forward-Looking Statement 2 Forward-Looking Statement Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; intangible assets, including goodwill or other intangible asset impairment charges; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; the potential impact of Brexit; various conditions specific to the Company's business and industry; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; potential costs and savings related to facility consolidation activities; future prospects of the Company; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the Appendix at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. Please see the Appendix for details regarding certain costs, expenses and other amounts or charges, collectively described as “Special Items,” that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business. Management believes that presenting these non-GAAP financial measures, on an after Special Items basis, provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures.

Agenda 3 • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix Presenters Include: • Thomas Amato, President and Chief Executive Officer • Robert Zalupski, Chief Financial Officer • Sherry Lauderback, Vice President, Investor Relations

Opening Remarks

5 Implementing a data-driven, fact-based review process to set TriMas’ future direction. Opening Remarks – First 100 Days First 100 Days Focus Actions Visited 17 facilities and performed on-site operational assessments Accelerating opportunities to further optimize cost structure and improve operations Reviewed existing business model and cadence of leadership interaction Introducing new TriMas Business Model with increased connectivity and improved analytics Initiated customer visits Reviewing capacity and process technology to position TriMas for growth opportunities and exceeding customer expectations Reviewed annual budget and strategic planning processes Implementing a more rigorous 2017 budget process with better linkage to the long-term strategic plan Met with and listened to many TriMas investors Received excellent input and look forward to continued dialogue

6 TriMas has strong brand names, innovative products and process technologies, and dedicated employees.  TriMas’ businesses brand names are well-recognized and respected within the end markets we serve  Our product technology and processing know-how, customer and regulatory approvals, and established asset base provide unique barriers to entry  Our business performance and capital structure allow for solid cash flow to re-invest and de-leverage, even in softer markets  TriMas employees demonstrate a deep pride in our businesses  There are many opportunities available to further enhance performance by driving a culture of continuous improvement and accelerating growth in high potential areas Opening Remarks – Key Observations

Financial Highlights

Third Quarter Summary

TriMas

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q3 2016	Q3 2015	Variance
Net Sales	$202.3	$222.2	(9.0%)
Operating Profit	$17.8	$21.6	(17.5%)
Excluding Special Items, Operating Profit would have been:	$28.1	$29.9	(5.8%)
Excluding Special Items, Operating profit margin would have been:	13.9%	13.4%	50 bps
Income	$8.8	$11.7	(25.0%)
Excluding Special Items, Income would have been:	$16.1	$17.8	(9.5%)
Diluted Earnings Per Share	$0.19	$0.26	(26.9%)
Excluding Special Items, Diluted Earnings Per Share would have been:	$0.35	$0.39	(10.3%)

- Q3 2016 sales declined 9% as compared to Q3 2015; however, sales were consistent with Q1 and Q2 2016
  - Slightly higher year-over-year sales in our Packaging and Aerospace segments were more than offset due primarily to continued weakness in the oil and gas end markets
- Q3 operating profit margin, excluding Special Items, increased 50 bps, as the positive impact of the Financial Improvement Plan more than offset the impact of reduced sales
- Achieved Q3 EPS, excluding Special Items, of $0.35, driven primarily by streamlining costs

Expanded operating profit margin, excluding Special Items, despite continued end market weakness.

Note: Please see the Appendix for a detailed reconciliation to GAAP results.

8

9 • Significant year-over-year impact related to lower energy-facing business volume • Cost reduction actions, including impacts of the Financial Improvement Plan, helping to offset lower sales volumes • Tax rate higher due to mix of more income in the United States versus lower-tax foreign jurisdictions EPS Bridge from Q3 2015 to Q3 2016 Note: Please see the Appendix for a detailed reconciliation to GAAP results. $0.39 $0.35 2015 Q3 EPS, excluding Special Items Energy-facing business volume FIP savings / operating improvements Other, primarily tax rate 2016 Q3 EPS, excluding Special Items Mitigated the majority of end market challenges through aggressive cost reduction actions. (For illustrative purposes)

Third Quarter Summary

TriMas

(Unaudited, dollars in millions)

(from continuing operations)	Q3 2016	Q3 2015	Variance
Free Cash Flow [(1)]	$11.2	$1.5	$9.7
Capital Expenditures	$9.4	$7.4	$2.0
Inventories	$171.3	$176.4	($5.1)
Total Debt	$402.4	$453.1	($50.7)
Cash	$22.5	$22.5	$0.0
Net Debt	$379.9	$430.6	($50.7)

- Generated Free Cash Flow of $11.2 million in Q3 2016 after considering investment in capex
  - Capital investment included new lower-cost capacity for the Packaging segment and the installation of a second cylinder forge in Engineered Components to improve manufacturing flexibility and efficiency, as well as provide incremental capacity
  - Intensified focus on increasing cash flow through operating performance improvements and reduced investments in inventory
- Reduced total debt by $50.7 million in the LTM period ended Q3 2016
  - Committed to ensuring we have adequate capital to invest in growth opportunities, while continuing to de-lever
- Ended the quarter with cash and available liquidity of approximately $100.9 million

Increased attention on Free Cash Flow as part of the new TriMas Business Model.

[(1)] Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures.
Note: Please see the Appendix for a detailed reconciliation to GAAP results.

10

Segment Highlights

12 Packaging Segment • Excluding the impact of unfavorable currency exchange, sales increased more than 5% as compared to prior year • Increased sales to the health, beauty and home care, and industrial end markets • Profit and related margin, excluding Special Items, declined slightly due to higher SG&A spending related to growth initiatives and the reversal of acquisition-related liabilities in Q3 2015 that did not recur in Q3 2016 Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Positioning business for customer innovation and continued growth. • Aligning global marketing and sales force with end markets and customers • Establishing new manufacturing site in Mexico to expand capacity serving the Americas • Leveraging product innovation centers to support global customers (United Kingdom, United States and India) • Executing on productivity initiatives to fund global growth and product expansion Actions Markets, Products & Brands Financial Summary Q3 2016 Q3 2015 Variance Sales $90.3 $87.9 2.7% Operating Profit, excluding Special Items $21.8 $22.2 -1.8% Margin, excluding Special Items 24.1% 25.2% -110 bps

13 Aerospace Segment Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Intensifying focus on manufacturing performance and delivery improvements. Actions Markets, Products & Brands • Executing plan to increase manufacturing throughput and improve production efficiencies • Developing and qualifying new highly-engineered products; qualifying existing products for new applications and new customers • Leveraging a single aerospace platform to better serve customers and enhance margins • Sales increased due to the acquisition of a machined components facility in Q4 2015; partially offset by lower demand from distribution customers • Increased production throughput in the Monogram facilities and reduced the number of past due orders • Profit and related margin, excluding Special Items, declined due to incremental costs related to shorter-term production inefficiencies and a less favorable product mix Financial Summary Q3 2016 Q3 2015 Variance Sales $47.4 $45.4 4.5% Operating Profit, excluding Special Items $7.9 $8.2 -4.0% Margin, excluding Special Items 16.7% 18.1% -140 bps

14 Energy Segment Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Accelerating performance improvement plans. Actions Markets, Products & Brands • Sales decreased due to reduced demand from downstream oil and gas customers, lower levels of new facility engineering and construction activity and lower international branch sales • Cost savings achieved from restructuring actions mostly offset the impact of the reduced sales levels and lower related fixed cost absorption • Driving continued manufacturing and operational improvements across all locations • Accelerating and broadening the move of the manufacture of standard products from Houston to Reynosa • On-going assessment of the global footprint to optimize fixed and SG&A cost structure given continued soft end markets Financial Summary Q3 2016 Q3 2015 Variance Sales $38.2 $51.6 -25.9% Operating Profit, excluding Special Items $1.8 $2.3 -23.0% Margin, excluding Special Items 4.6% 4.5% 10 bps

Engineered Components Segment

TriMas

(Unaudited, dollars in millions)

Financial Summary	Q3 2016	Q3 2015	Variance
Sales	$26.3	$37.3	-29.5%
Operating Profit, excluding Special Items	$3.4	$4.5	-23.7%
Margin, excluding Special Items	*13.0%*	*12.0%*	*100 bps*

Quarterly Comments

- Cylinder sales declined due to weaker industrial end markets and customer consolidation
- Engine and compressor sales decreased as a result of continued low oil prices and related reduced oil and gas drilling activities
- Operating profit, excluding Special Items, decreased as a result of reduced sales levels and lower fixed cost absorption, while margin improved due to further reductions in cost structure and productivity initiatives

Markets, Products & Brands







NORRIS CYLINDER

ARROW ENGINE COMPANY

Actions

- Re-assessing fixed and SG&A cost structure given continued soft end markets
- Adding incremental cylinder capabilities and longer-term capacity
- Seeking to enter new product-use markets such as hydrogen applications
- Expanding engine and compressor product lines to diversify and reduce end-market cyclicality

Tight cost management mitigating impact of lower end market volume.

Note: Please see the Appendix for a detailed reconciliation to GAAP results.

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16 Segment Performance Summary (Unaudited, dollars in millions) Operating Profit Margin (excluding Special Items) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Historical figures may be found in the corresponding earnings releases located on www.trimascorp.com under the “Investors” section. Strong or improving operating profit margins in each segment, despite continued soft sales activity. Q3 2016 Q2 2016 Q3 2015 FY 2015 Packaging $90.3 $88.1 $87.9 $334.3 Aerospace $47.4 $44.1 $45.4 $176.5 Energy $38.2 $40.0 $51.6 $193.4 Engineered Components $26.3 $31.2 $37.3 $159.8 TriMas $202.3 $203.3 $222.2 $864.0 Q3 2016 Q2 2016 Q3 2015 FY 2015 Packaging 24.1% 25.0% 25.2% 24.0% Aerospace 16.7% 11.4% 18.1% 18.1% Energy 4.6% 4.5% 4.5% -0.8% Engineered Components 13.0% 12.4% 12.0% 13.6% Segment 17.2% 16.1% 16.7% 15.3% Sales

Outlook and Summary

Updated FY 2016 Segment Assumptions

	Sales[1]	Operating Profit Margin (excl. Special Items)	Full Year 2016 Commentary
Packaging	2% – 3% *Previous 3% – 5%*	23% – 24%	• Stronger U.S. dollar and customer product launch delays into 2017 are moderating sales growth expectations • Maintaining targeted profit margin levels
Aerospace	0% – 2%	11% – 13%	• Stable OE build rates and acquisition-related sales increases, largely offset by the impact of lower distribution orders • Near-term production inefficiencies, integration costs and less favorable product sales mix impacting sales and profitability
Energy	(15%) – (20%)	4% – 6%	• Sales impacted by reduced upstream and downstream channel spending and exiting of lower margin business • Margin level positively impacted by restructuring activities
Engineered Components	(20%) – (25%) *Previous (15%) – (20%)*	13% – 15%	• Industrial market slowdown and customer consolidation impacting cylinder sales • Maintaining operating profit margins despite lower cylinder, engine and compressor sales

Note: Segment assumptions did not change from previous guidance unless otherwise indicated. All of the figures and comments on this slide exclude any current and future Special Items.

Continue to experience top-line pressures, but holding margin rates through cost reduction.

[1] 2016 sales growth versus 2015.

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19 Updated FY 2016 Outlook Full Year Outlook (as of 7/28/16) Full Year Outlook (as of 10/27/16) Net Sales (4%) – (7%) (6%) – (8%) Earnings Per Share, diluted (excl. Special Items) $1.22 – $1.30 $1.24 – $1.28 Free Cash Flow(1) (excl. Special Items) $55 – $65 million $55 – $65 million (1) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures. From Continuing Operations Focused on protecting earnings and cash flow despite challenging end markets. Note: All of the figures on this slide exclude any current and future Special Items.

20 2017 Preliminary Thoughts Anticipate earnings expansion in the face of end market challenges. TriMas Segment Preliminary Comments Packaging • Anticipate low to mid single-digit sales growth dependent on GDP growth, ramp of customer new product launches and the impact of currency exchange • Continue to focus on manufacturing productivity to maintain targeted operating margin Aerospace • Anticipate low to mid single-digit sales growth dependent on aerospace build rates, ramp of awarded products/programs and changes in distribution customer demand • Continue to focus on driving manufacturing efficiencies and improved operating profitability Energy • Anticipate continued sales softness related to oil and gas end markets; improvement may provide additional sales opportunities • Continue to improve margin performance by leveraging cost reductions; may seek to de- emphasize certain underperforming regions Engineered Components • Anticipate continued sales softness related to oil and gas end markets; improvement may provide additional sales opportunities • Anticipate customer consolidation will continue to pressure industrial cylinder demand • Continued focus on cost structure to maintain margins in light of end market softness Enterprise-wide Costs • Continued management focus on cash interest costs and tax rate • Renewed focus on appropriate corporate structure to support operational needs

21 Summary Focused on operational execution for the remainder of 2016 and into the new year. • Operate under the new TriMas Business Model, with a nearer-term focus on driving performance improvement within the Energy and Aerospace segments • Focus on managing cash flow and optimizing operational structure • Continue to assess capacity, process technology and innovation pipeline to enhance growth • Ensure all facility rationalization steps are well-executed and continue to assess manufacturing footprint • Drive a culture of continuous improvement through employee engagement

Questions and Answers

Appendix

Third Quarter YTD Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q3 YTD 2016	Q3 YTD 2015	Variance
Net Sales	$608.5	$671.2	(9.3%)
Operating Profit	$52.9	$63.8	(17.1%)
Excluding Special Items, Operating Profit would have been:	$75.6	$79.6	(5.0%)
Excluding Special Items, Operating profit margin would have been:	12.4%	11.9%	50 bps
Income	$27.6	$32.1	(14.3%)
Excluding Special Items, Income would have been:	$44.1	$45.4	(2.9%)
Diluted Earnings Per Share	$0.60	$0.70	(14.3%)
Excluding Special Items, Diluted Earnings Per Share would have been:	$0.96	$1.00	(4.0%)
Free Cash Flow [1]	$39.5	$9.1	334.0%
Total Debt	$402.4	$453.1	(11.2%)

- YTD 2016 sales declined approximately 9% as compared to YTD 2015 – weakness in the oil-related and industrial end markets, aerospace distributor volumes and unfavorable currency exchange more than offset organic initiatives and the results of a recent acquisition
- YTD 2016 operating profit margin percentage, excluding Special Items, increased 50 basis points as the positive impact of the Financial Improvement Plan and continuous improvement initiatives more than offset the impact of reduced sales and related lower fixed cost absorption
- Solid Free Cash Flow generation in YTD 2016; reduced total debt by $50.7 million as compared to Q3 2015

Mitigating impact of lower sales by reducing costs and driving continuous improvement.

[1] Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures.
Note: Please see the Appendix for a detailed reconciliation to GAAP results.

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Updated FY 2016 Additional Assumptions 25 Full Year Outlook (Updated as of 10/27/16) Interest Expense $13 – $15 million Capital Expenditures ~4% of sales Tax Rate 32% – 33% Corporate Expense – • Cash Costs • Stock Compensation $21 – $22 million $7 million From Continuing Operations Note: All of the figures and comments on this slide exclude any current and future Special Items.

Condensed Consolidated Balance Sheet

TriMas

(Dollars in thousands)

	September 30, 2016 (unaudited)	December 31, 2015
Assets		
Current assets:		
Cash and cash equivalents	$ 22,550	$ 19,450
Receivables, net	130,440	121,990
Inventories	171,260	167,370
Prepaid expenses and other current assets	7,530	17,810
Total current assets	331,780	326,620
Property and equipment, net	182,000	181,130
Goodwill	377,380	378,920
Other intangibles, net	258,400	273,870
Other assets	8,840	9,760
Total assets	$ 1,158,400	$ 1,170,300
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 13,840	$ 13,850
Accounts payable	76,140	88,420
Accrued liabilities	45,950	50,480
Total current liabilities	135,930	152,750
Long-term debt, net	388,580	405,780
Deferred income taxes	9,530	11,260
Other long-term liabilities	57,350	53,320
Total liabilities	591,390	623,110
Total shareholders' equity	567,010	547,190
Total liabilities and shareholders' equity	$ 1,158,400	$ 1,170,300

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Consolidated Statement of Operations

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Net sales	$ 202,290	$ 222,190	$ 608,490	$ 671,220
Cost of sales	(144,240)	(159,720)	(437,440)	(484,110)
Gross profit	58,050	62,470	171,050	187,110
Selling, general and administrative expenses	(40,260)	(40,910)	(118,150)	(123,320)
Operating profit	17,790	21,560	52,900	63,790
Other expense, net:				
Interest expense	(3,480)	(3,440)	(10,230)	(10,610)
Debt financing and extinguishment costs	-	-	-	(1,970)
Other expense, net	(200)	(720)	(130)	(2,330)
Other expense, net	(3,680)	(4,160)	(10,360)	(14,910)
Income from continuing operations before income tax expense	14,110	17,400	42,540	48,880
Income tax expense	(5,330)	(5,690)	(14,980)	(16,740)
Income from continuing operations	8,780	11,710	27,560	32,140
Loss from discontinued operations, net of tax	-	-	-	(4,740)
Net income	8,780	11,710	27,560	27,400
Earnings per share - basic:				
Continuing operations	$ 0.19	$ 0.26	$ 0.61	$ 0.71
Discontinued operations	-	-	-	(0.10)
Net income per share	$ 0.19	$ 0.26	$ 0.61	$ 0.61
Weighted average common shares - basic	45,435,936	45,157,412	45,381,592	45,102,067
Earnings per share - diluted:				
Continuing operations	$ 0.19	$ 0.26	$ 0.60	$ 0.70
Discontinued operations	-	-	-	(0.10)
Net income per share	$ 0.19	$ 0.26	$ 0.60	$ 0.60
Weighted average common shares - diluted	45,760,455	45,499,104	45,713,873	45,439,618

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Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Nine months ended September 30, 2016	2015
Cash Flows from Operating Activities:		
Net income	$ 27,560	$ 27,400
Loss from discontinued operations	-	(4,740)
Income from continuing operations	27,560	32,140
Adjustments to reconcile net income to net cash provided by operating activities:		
Loss on dispositions of property and equipment	1,350	590
Depreciation	17,710	16,430
Amortization of intangible assets	15,330	15,790
Amortization of debt issue costs	1,000	1,360
Deferred income taxes	360	(4,220)
Non-cash compensation expense	5,240	4,590
Excess tax benefits from stock based compensation	(640)	(300)
Debt financing and extinguishment costs	-	1,970
Increase in receivables	(9,790)	(15,790)
Increase in inventories	(4,560)	(7,010)
(Increase) decrease in prepaid expenses and other assets	10,780	(1,020)
Decrease in accounts payable and accrued liabilities	(17,150)	(15,540)
Other, net	(780)	(250)
Net cash provided by operating activities of continuing operations	46,410	28,740
Net cash used for operating activities of discontinued operations	-	(14,030)
Net cash provided by operating activities	46,410	14,710
Cash Flows from Investing Activities:		
Capital expenditures	(22,390)	(20,360)
Net proceeds from disposition of property and equipment	120	1,680
Net cash used for investing activities of continuing operations	(22,270)	(18,680)
Net cash used for investing activities of discontinued operations	-	(2,510)
Net cash used for investing activities	(22,270)	(21,190)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	-	275,000
Repayments of borrowings on term loan facilities	(10,380)	(441,410)
Proceeds from borrowings on revolving credit and accounts receivable facilities	314,860	995,620
Repayments of borrowings on revolving credit and accounts receivable facilities	(324,780)	(1,006,490)
Payments for deferred purchase price	-	(5,810)
Debt financing fees	-	(1,850)
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(1,500)	(2,620)
Proceeds from exercise of stock options	120	430
Excess tax benefits from stock based compensation	640	300
Cash transferred to the Cequent businesses	-	(17,050)
Net cash used for financing activities of continuing operations	(21,040)	(203,880)
Net cash provided by financing activities of discontinued operations	-	208,400
Net cash provided by (used for) financing activities	(21,040)	4,520
Cash and Cash Equivalents:		
Net increase (decrease) for the period	3,100	(1,960)
At beginning of period	19,450	24,420
At end of period	$ 22,550	$ 22,460
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 8,870	$ 12,320
Cash paid for taxes	$ 9,130	$ 22,260

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Company & Business Segment Financial Information

TriMas

(Unaudited, dollars in thousands, from continuing operations)

	Three months ended September 30,		Nine months ended September 30,	
	2016	2015	2016	2015
Packaging				
Net sales	$ 90,330	$ 87,930	$ 258,550	$ 256,470
Operating profit	$ 20,090	$ 21,870	$ 59,340	$ 60,090
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 1,660	$ 280	$ 2,720	$ 710
Excluding Special Items, operating profit would have been	$ 21,750	$ 22,150	$ 62,060	$ 60,800
Aerospace				
Net sales	$ 47,430	$ 45,380	$ 132,020	$ 134,340
Operating profit	$ 6,660	$ 7,110	$ 13,670	$ 22,410
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 1,240	$ 1,120	$ 2,800	$ 2,740
Excluding Special Items, operating profit would have been	$ 7,900	$ 8,230	$ 16,470	$ 25,150
Energy				
Net sales	$ 38,230	$ 51,600	$ 122,930	$ 152,910
Operating loss	$ (1,870)	$ (3,560)	$ (8,570)	$ (10,390)
Special Items to consider in evaluating operating profit (loss):				
Severance and business restructuring costs	$ 3,640	$ 5,860	$ 13,230	$ 11,200
Excluding Special Items, operating profit would have been	$ 1,770	$ 2,300	$ 4,660	$ 810
Engineered Components				
Net sales	$ 26,300	$ 37,280	$ 94,990	$ 127,500
Operating profit	$ 3,180	$ 4,380	$ 12,620	$ 16,570
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 230	$ 90	$ 400	$ 230
Excluding Special Items, operating profit would have been	$ 3,410	$ 4,470	$ 13,020	$ 16,800
Corporate expenses				
Operating loss	$ (10,270)	$ (8,240)	$ (24,160)	$ (24,890)
Special Items to consider in evaluating operating loss:				
Severance and business restructuring costs	$ 3,560	$ 940	$ 3,560	$ 940
Excluding Special Items, operating loss would have been	$ (6,710)	$ (7,300)	$ (20,600)	$ (23,950)
Total Continuing Operations				
Net sales	$ 202,290	$ 222,190	$ 608,490	$ 671,220
Operating profit	$ 17,790	$ 21,560	$ 52,900	$ 63,790
Total Special Items to consider in evaluating operating profit	$ 10,330	$ 8,290	$ 22,710	$ 15,820
Excluding Special Items, operating profit would have been	$ 28,120	$ 29,850	$ 75,610	$ 79,610

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Additional Information Regarding Special Items

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Income from continuing operations, as reported	$ 8,780	$ 11,710	$ 27,560	$ 32,140
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	7,350	6,120	16,570	12,050
Debt extinguishment costs	-	-	-	1,240
Excluding Special Items, income from continuing operations would have been	$ 16,130	$ 17,830	$ 44,130	$ 45,430

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Diluted earnings per share from continuing operations, as reported	$ 0.19	$ 0.26	0.60	$ 0.70
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.16	0.13	0.36	0.27
Debt extinguishment costs	-	-	-	0.03
Excluding Special Items, EPS from continuing operations would have been	$ 0.35	$ 0.39	$ 0.96	$ 1.00
Weighted-average shares outstanding	45,760,455	45,499,104	45,713,873	45,439,618

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Operating profit from continuing operations (excluding Special Items)	$ 28,120	$ 29,850	$ 75,610	$ 79,610
Corporate expenses (excluding Special Items)	6,710	7,300	20,600	23,950
Segment operating profit (excluding Special Items)	$ 34,830	$ 37,150	$ 96,210	$ 103,560
Segment operating profit margin (excluding Special Items)	17.2%	16.7%	15.8%	15.4%

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Additional Information Regarding Special Items

(Unaudited, dollars in thousands)

	Three months ended September 30, 2016 As reported	2016 Special Items	2016 Excluding Special Items	2015 As reported	2015 Special Items	2015 Excluding Special Items
Net cash provided by operating activities of continuing operations	$ 13,470	$ 7,160	$ 20,630	$ 8,260	$ 730	$ 8,990
Less: Capital expenditures of continuing operations	(9,430)	-	(9,430)	(7,470)	-	(7,470)
Free Cash Flow from continuing operations	4,040	7,160	11,200	790	730	1,520
Income from continuing operations	8,780	7,350	16,130	11,710	6,120	17,830
Free Cash Flow as a percentage of income from continuing operations	46%		69%	7%		9%

	Nine months ended September 30, 2016 As reported	2016 Special Items	2016 Excluding Special Items	2015 As reported	2015 Special Items	2015 Excluding Special Items
Net cash provided by operating activities of continuing operations	$ 46,410	$ 15,520	$ 61,930	$ 28,740	$ 730	$ 29,470
Less: Capital expenditures of continuing operations	(22,390)	-	(22,390)	(20,360)	-	(20,360)
Free Cash Flow from continuing operations	24,020	15,520	39,540	8,380	730	9,110
Income from continuing operations	27,560	16,570	44,130	32,140	13,290	45,430
Free Cash Flow as a percentage of income from continuing operations	87%		90%	26%		20%

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Current Debt Structure

TriMas

(Unaudited, dollars in thousands)

	September 30, 2016	December 31, 2015
Cash and Cash Equivalents	$ 22,550	$ 19,450
Credit Agreement	358,480	371,820
Receivables facility and other	48,990	53,860
Debt issuance costs	(5,050)	(6,050)
Total Debt	402,420	419,630
Key Ratios:		
Bank LTM EBITDA	$ 140,070	$ 154,180
Interest Coverage Ratio	11.65 x	12.77 x
Leverage Ratio	2.94 x	2.80 x
Bank Covenants:		
Minimum Interest Coverage Ratio	3.00 x	3.00 x
Maximum Leverage Ratio	3.50 x	3.50 x

TriMas had $100.9 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

32

LTM Bank EBITDA

TriMas

(Unaudited, dollars in thousands)

Net income (loss) for the twelve months ended September 30, 2016	$	(33,240)
Interest expense		13,680
Income tax expense		4,780
Depreciation and amortization		44,370
Extraordinary non-cash charges		75,680
Non-cash compensation expense		6,990
Other non-cash expenses or losses		11,710
Non-recurring expenses or costs relating to cost saving projects		14,860
Acquisition integration costs		1,240
Bank EBITDA - LTM Ended September 30, 2016 [1]	$	140,070

[1] As defined in the Credit Agreement dated June 30, 2015.

33